SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 13, 2011
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item  5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and its primary operating subsidiary, Farmers & Merchants Bank of Central California, have implemented a fourth plan component, named the “Equity Component,” to its existing Non-Qualified Executive Retirement Plan.  Details regarding the Executive Retirement Plan can be found in the Company’s 2011 Proxy Statement.  Balances under this plan component will be invested primarily in Company stock, further encouraging plan participants to adopt a long-term perspective and conservative risk management practices

Participants in this plan component will include Executive and Senior Officers, as well as members of the Board of Directors.  Plan contributions are discretionary, subject to Board of Directors approval.   Plan balances are held in a Master Trust with the trustee responsible for investing these balances in a mix of Company stock and liquid assets.  Benefits under the Equity Component vest 50% during the first year of participation and 50% during the second year of participation, and become payable to participants after either: (1) the participant has become vested and his or her employment at the Company terminates (including retirement); or (2) there has been a “Change of Control” as defined in the Plan.  Benefit payments, net of required payroll tax withholding, will be made in shares of the Company stock.

Item  9.01  Financial Statements and Exhibits

(c)	Exhibits:

	10.19	Executive Retirement Plan – Equity Component

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By:	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date:  December 16, 2011